Exhibit 99.1

MasTec Announces Commencement of Cash Tender Offer for IEA’s 6.625% Senior Notes due 2029

CORAL GABLES, Fla., June 5, 2024 /PRNewswire/ -- MasTec, Inc (NYSE: MTZ) (“MasTec”) today announced that IEA Energy Services LLC, a wholly owned subsidiary of MasTec (“IEA”), has commenced a cash tender offer for any and all of its $225.1 million in outstanding principal amount of 6.625% Senior Notes due 2029 (the “IEA Notes”) and the solicitation of consents from the holders (the “Holders”) of the IEA Notes to adopt certain amendments to the IEA Indenture (as defined below) (the “Tender Offer”).

Certain information related to the IEA Notes and the Tender Offer is listed below:

IEA Notes	IEA Notes CUSIP	IEA Notes Outstanding Principal Amount	Offer Consideration(1)	Early Tender Payment(1)	Total Consideration(1),(2)
6.625% Senior Notes due 2029	(144A) 45174AAA0 (Reg S) U4502YAA5 (IAI) 45174AAB8	$225,116,000	$950.00	$50.00	$1,000.00

(1)

For each $1,000 principal amount of IEA Notes, excluding accrued but unpaid interest thereon, which interest will be paid in addition to the Offer Consideration or the Total Consideration, as applicable.

(2)	Total Consideration includes the Early Tender Payment.

The Tender Offer is scheduled to expire at 5:00 P.M., Eastern Time on July 5, 2024, unless extended or earlier terminated (the “Expiration Time”). Holders who validly tender their IEA Notes at or before 5:00 P.M., Eastern Time on June 18, 2024, unless extended or earlier terminated (the “Early Tender Deadline”) will receive $1,000 per $1,000 principal amount of IEA Notes (the “Total Consideration”), if such IEA Notes are accepted for purchase, which includes an early tender payment of $50 per $1,000 principal amount of IEA Notes (the “Early Tender Payment”). Holders who validly tender their IEA Notes after the Early Tender Deadline but by the Expiration Time will receive $950 per $1,000 principal amount of IEA Notes (the “Offer Consideration”) if such IEA Notes are accepted for purchase.

Holders whose tendered IEA Notes are accepted for purchase will also receive accrued and unpaid interest from, and including, the most recent interest payment date for the IEA Notes, to, but not including, the applicable payment date for the IEA Notes in the Tender Offer.

Holders who validly tender their IEA Notes by the Early Tender Deadline (and do not validly withdraw their IEA Notes), and whose IEA Notes are accepted for purchase, are expected to, if IEA so elects, receive payment on June 24, 2024. Holders who validly tender their IEA Notes after the Early Tender Deadline but prior to the Expiration Time, and whose IEA Notes are accepted for purchase, will receive payment promptly after the Expiration Time, which is expected to be July 9, 2024.

As part of the Tender Offer, IEA is soliciting consents (the “Consent Solicitation”) with respect to the IEA Notes, to eliminate substantially all of the restrictive covenants and related events of default (the “Proposed Amendments”) in the indenture, dated as of August 17, 2021 (the “IEA Indenture”), among IEA, the guarantors party thereto and Wilmington Trust, National Association, as trustee, which governs the IEA Notes. The Proposed Amendments require the consent of at least a majority in aggregate principal amount of the outstanding IEA Notes (the “Requisite Consents”).

Holders may not tender their IEA Notes in the Tender Offer without delivering consents or deliver consents without tendering their IEA Notes.

The Tender Offer is subject to the satisfaction or waiver of certain conditions, including the condition that MasTec successfully completes one or more debt financing transactions, including potential debt securities offerings, in an amount equal to or greater than $600.0 million, on terms acceptable to MasTec. The Tender Offer is not conditioned upon the receipt of the Requisite Consents.

IEA Notes tendered pursuant to the Tender Offer may be validly withdrawn and consents delivered may be validly revoked at any time before 5:00 P.M., Eastern Time on June 18, 2024, unless extended by IEA.

IEA has retained J.P. Morgan to serve as the sole Dealer Manager for the Tender Offer. Questions regarding the Tender Offer may be directed to J.P. Morgan at (212) 834-4818 or toll-free at (866) 834-4666. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance.

The complete terms and conditions of the Tender Offer are described in the Offer to Purchase and Consent Solicitation statement dated June 5, 2024. Copies of such document may be obtained by contacting D.F. King, as Tender Agent and Information Agent, by telephone at (888) 605-1956 (U.S. toll-free) or (212) 269-5550 (banks and brokers), or by email at IEA@dfking.com for the Tender Offer.

None of MasTec, IEA, the Dealer Manager, the Tender Agent or the Information Agent makes any recommendation as to whether Holders should tender their IEA Notes pursuant to the Tender Offer or whether Holders should deliver their consents to the Proposed Amendments, and no one has been authorized by any of them to make such recommendations. Holders must make their own decisions as to whether to tender IEA Notes and deliver consents, and, if so, the principal amount of IEA Notes to tender.

This press release is provided for informational purposes only and does not constitute an offer to sell or purchase, or a solicitation of an offer purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation or purchase will be made in any jurisdiction in which such an offer, solicitation or purchase would be unlawful. The Tender Offer is being made solely pursuant to the offering documents referenced above and only to such persons and in such jurisdictions as are permitted under applicable law.

About MasTec

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. MasTec’s primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy, utility and other infrastructure, such as: wireless, wireline/fiber and customer fulfillment activities; power delivery infrastructure, including transmission, distribution, environmental planning and compliance; power generation infrastructure, primarily from clean energy and renewable sources; pipeline infrastructure, including for natural gas, water and carbon capture sequestration pipelines and pipeline integrity services; heavy civil and industrial infrastructure, including roads, bridges and rail; and environmental remediation services. MasTec’s customers are primarily in these industries.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include, but are not limited to, the anticipated results and execution of the Tender Offer and Consent Solicitation and the actions that IEA may take with respect thereto; expectations regarding the future financial and operational performance of MasTec; expectations regarding MasTec’s business or financial outlook; expectations regarding MasTec’s plans, strategies and opportunities; expectations regarding opportunities, technological developments, competitive positioning, future economic conditions and other trends in particular markets or industries; the impact of inflation on MasTec’s costs and the ability to recover increased costs, as well as other statements reflecting expectations, intentions, assumptions or beliefs about future events and other statements that do not relate strictly to historical or current facts. These statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors in addition to those mentioned above, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Other factors that might cause such a difference include, but are not limited to: risks related to timely completion, or completion at all, of the Tender Offer; risks related to IEA’s ability to obtain consents under the Consent Solicitation; risks that conditions to the closing of the proposed transaction are not satisfied or waived at all or on the anticipated timeline; market conditions, including from rising or elevated levels of inflation or interest rates, regulatory or policy changes, including permitting processes and tax incentives that affect us or our customers’ industries, supply chain issues and technological developments; the effect of federal, local, state, foreign or tax legislation and other regulations affecting the industries we serve and related projects and expenditures; project delays due to permitting processes, compliance with environmental and other regulatory requirements and challenges to the granting of project permits, which could cause increased costs and delayed or reduced revenue; the effect on demand for our services of changes in the amount of capital expenditures by our customers due to, among other things, economic conditions, including potential economic downturns, inflationary issues, the availability and cost of financing, supply chain disruptions, climate-related matters, customer consolidation in the industries we serve and/or the effects of public health matters; activity in the industries we serve and the impact on the expenditure levels of our customers of, among other items, fluctuations in commodity prices, including for fuel and energy sources, fluctuations in the cost of materials, labor, supplies or equipment, and/or supply-related issues that affect availability or cause delays for such items; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; risks related to completed or potential acquisitions, including our ability to integrate acquired businesses within expected timeframes, including their business operations, internal controls and/or systems, which may be found to have material weaknesses, and our ability to achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, as well as the risk of potential asset impairment charges and write-downs of goodwill; our ability to manage projects effectively and in accordance with our estimates, as well as our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects and estimates of the recoverability of change orders; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, our ability to enforce any noncompetition agreements, and our ability to maintain a workforce based upon current and anticipated workloads; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; the adequacy of our insurance, legal and other reserves; the timing and extent of fluctuations in operational, geographic and weather factors, including from climate-related events, that affect our customers, projects and the industries in which we operate; the highly competitive nature of our industry and the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice under our contracts, and/or customer disputes related to our performance of services and the resolution of unapproved change orders; the effect of state and federal regulatory initiatives, including risks related to the costs of compliance with existing and potential future environmental, social and governance requirements, including with respect to climate-related matters; requirements of and restrictions imposed by our credit facility, term loans, senior notes and any future loans or securities; systems and information technology interruptions and/or data security breaches that could adversely affect our ability to operate, our operating results, our data security or our reputation, or other cybersecurity-related matters; our dependence on a limited number of customers and our ability to replace non-recurring projects with new projects; risks associated with potential environmental issues and other hazards from our operations; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion, and the risk of being required to pay our subcontractors even if our customers do not pay us; risks related to our strategic arrangements, including our equity investments; risks associated with volatility of our stock price or any dilution or stock price volatility that shareholders may experience, including as a result of shares we may issue as purchase consideration in connection with acquisitions, or as a result of other stock issuances; our ability to obtain performance and surety bonds; risks associated with operating in or expanding into additional international markets, including risks from fluctuations in foreign currencies, foreign labor and general business conditions and risks from failure to comply with laws applicable to our foreign activities and/or governmental policy uncertainty; risks related to our operations that employ a unionized workforce, including labor availability, productivity and relations, risks related to a small number of our existing shareholders having the ability to influence major corporate decisions, as well as risks associated with multiemployer union pension plans, including underfunding and withdrawal liabilities; risks associated with our internal controls over financial reporting, as well as other risks detailed in our filings with the Securities and Exchange Commission.

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in, or imply by, any of our forward-looking statements. These and other risks are detailed in our filings with the Securities and Exchange Commission. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this press release to reflect future events or circumstances, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.